EXHIBIT 99.1



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                              FLORIDAFIRST BANCORP
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           FLORIDAFIRST BANCORP PLANS ADDITIONAL STOCK OFFERING

         Lakeland, FL, July 24, 2000 (Nasdaq National Market "FFBK"). Gregory C. Wilkes, President and Chief Executive Officer of FloridaFirst Bancorp (the "Company"), the stock holding company of FloridaFirst Bank, Lakeland, Florida (the "Bank"), announced that the Company has recently entered into plans of conversion and reorganization (the "Plans") from a mutual holding company form of organization to a full stock corporation. Public stockholders currently own 43% of the Company and the remaining 57% is owned by FloridaFirst Bancorp MHC (the "Mutual Holding Company").

         Upon consummation of the Plans, the Mutual Holding Company will cease to exist. The stock held by public shareholders will be converted into shares of the new Florida stock holding company to be called "FloridaFirst Bancorp, Inc." The Bank will be a wholly owned subsidiary of the new holding company which will be fully owned by public stockholders.

         FloridaFirst Bancorp, Inc., the new holding company, will offer shares in a subscription offering to certain deposit holders of FloridaFirst Bank and to the Bank's tax qualified employee stock benefit plan (ESOP). Any remaining shares may be subscribed for by the public stockholders in a public stockholders' offering. If any shares of conversion stock remain unsold after the subscription offering and a public stockholders' offering, they may be offered for sale to the public through a community offering and/or syndicated community offering, as determined by the Boards of Directors of the new holding company and the Bank in their sole discretion.

         Mr. Greogory C. Wilkes, President and CEO of the Company said, "the Boards of Directors of the Bank, the Company, and our Mutual Holding Company believe that a conversion of the Mutual Holding Company to a full stock corporation is in the best interest of our organization and, more importantly, in the best interest of our respective depositors and public stockholders. The Directors have determined that the Plans equitably provide for the interest of all parties and, in addition, should result in a more active and liquid market for our stock. The stock of mutual holding company organizations are currently depressed below the market for fully converted stock companies. We expect the stock of the new holding company, as part of a fully converted stock company, to be more fairly priced in the market place than our stock in its current mutual holding company form. The Plans are also designed to enable the Bank and the new holding company to compete more effectively in a market which is consolidating by pursuing strategic business combinations with other financial service related companies. The Plans are expected to be consummated by December 31, 2000."

         The conversion and reorganization is subject to the approval of the Office of Thrift Supervision ("OTS") and also must be approved by (1) at least a majority of the total number votes eligible to be cast by voting members of the Mutual Holding Company at the special meeting of members and (2) holders of at least two-thirds of the shares of outstanding Company common stock at the Company's stockholders meeting, of which at least a majority of the votes cast, in person or by proxy, must be received from the public stockholders of the Company.

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         After the  consummation  of the  Plans,  the Bank will  continue  to be regulated by the OTS as its chartering authority, and by the Federal Deposit Insurance Corporation, which insures the Bank's deposits. In addition, the Bank will continue to be a member of the Federal Home Loan Bank system, and all insured saving deposits will continue to be insured by the FDIC up to the maximum amount provided by law.

         This press release contains certain forward-looking statements about the transaction. Forward-looking statement include statements regarding the anticipated closing date of the transactions, the market for the stock, and anticipated future results and can be identified by the fact that they do not relate strictly to historical or current facts. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the Plans, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or the securities market, and legislative and regulatory changes that could adversely affect the businesses in which the Mutual Holding Company, the Company and the Bank are engaged.

         For further information, contact Gregory C. Wilkes, or Kerry P. Charlet at (863) 688-6811.



205 East Orange Street - P.O. Box 1527 - Lakeland, Florida 33802 - (863)688-6811